                                                                    EXHIBIT 10.1


                               LICENSING AGREEMENT


         THIS LICENSING AGREEMENT (this "Agreement"), made and entered into as of this 30th day of March, 1997, by and between NANCY LOPEZ ENTERPRISES, INC. (hereinafter referred to as "Licensor") having an address at One Erieview Plaza, Suite 1300, Cleveland, Ohio 44114, and THE ARNOLD PALMER GOLF COMPANY of 6201 Mountain View Road, Ooltewah, Tennessee 37363 (hereinafter referred to as "Company");

                                   WITNESSETH:

         WHEREAS, Company desires to obtain the right to use the name, likeness and endorsement of Nancy Lopez (hereinafter called "Golfer") in connection with the advertisement, promotion and sale of "Licensed Products" (hereinafter defined);

         WHEREAS, Golfer has granted such exclusive rights to Licensor together with the right to sublicense such rights;

         NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and conditions herein contained, the parties do hereby agree as follows:

         1. Definitions. As used herein, the following terms shall be defined as set forth below:

         (a) "Golfer Identification" shall mean the full name NANCY LOPEZ, the facsimile signature of Nancy Lopez, the Trademarks (defined below), and the image, likeness, photograph and endorsement of Golfer, and any combination thereof as may be approved in advance by Licensor.

         (b) "Trademarks" shall mean those trademark registrations owned or controlled by Licensor or Golfer in any country or territory of the world for the name Nancy Lopez, the facsimile signature of Nancy Lopez, and any "Golfer Logo."

         (c) "Products" as used herein shall mean golf clubs and components thereof (heads, shafts and grips), golf caddy bags and golf caddy bag accessories (travel covers, etc.), golf gloves, golf shoes, golf balls, golf practice and training devices, and golf apparel including golf rainwear and golf headwear.

         (d) "Licensed Products" shall mean all Products of Company which have any part of the Golfer Identification affixed or attached thereto in any permanent, non removable manner or which are sold in packages which bear the Golfer Identification.

         (e) "Contract Period" shall mean that period often (10) Contract Years which shall commence January 1, 1998 and which shall continue until December 31, 2007 unless terminated earlier pursuant to the terms hereof. If [Tommy Armour] agrees to and does release Licensor from its current contract with [Tommy Armour] on or before August 31, 1997, then the Contract Period shall commence as of September 1, 1997.

         (f) "Contract Year" shall mean a period of twelve (12) successive months commencing on any first day of January and ending on the last day of December during the Contract Period, except that if [Tommy Armour] agrees to and does release Licensor from its current contract with [Tommy Armour] on or before August 31, 1997 the first Contract Year shall commence as of September 1, 1997 and end on December 31, 1998.

         (g)      "Contract Territory" shall mean the world.

         2. Grant of Rights. Licensor hereby grants to Company, subject to all of the terms and conditions of this Agreement, the exclusive right and license to use the Golfer Identification during the term of the Contract Period throughout the Contract Territory in connection with the manufacture, advertisement, distribution and sale of Licensed Products. The right to use the Golfer Identification will not be granted to any third party (any party other than Company) for use anywhere in the Contract Territory during the Contract Period in connection with the advertisement, promotion, distribution or sale of Products. The foregoing exclusive rights to distribute and sell Licensed Products shall include the right to make catalogue sales of Licensed Products, and the right to distribute Licensed Products by direct sales to consumers. Company shall be solely responsible for ensuring that all uses of Golfer Identification and the manufacture, advertisement, distribution and sale of the Licensed Products comply with applicable law.

         3. Marketing Efforts. Company agrees that, during the Contract Period, it will use its diligent efforts to actively and aggressively promote the sale of Licensed Products throughout the Contract Territory. Company agrees that it will budget and spend, each Contract Year, for the advertising and promotion of Licensed Products within the Contract Territory, an amount which is no less than the corresponding "Advertising Commitment" set forth in the schedule as follows:

         Contract Year                               Advertising Commitment
         -------------                               ----------------------

                  First                                   US$1,000,000
                  Second                                  US$1,400,000
                  Third                                   US$2,000,000
                  Fourth                                  US$2,400,000

         Each Contract Year                               US$2,700,000
         thereafter

Within forty-five (45) days following the conclusion of each Contract Year, Company shall deliver to Licensor a report on the foregoing marketing expenditures (including invoices) evidencing the required level of expenditure.

         4. Subcontract Manufacturers; Sublicenses. (a) Company shall have the right to make arrangements for the subcontract manufacture, finishing, packaging and storing of Licensed Products, provided that Company shall ensure that no such subcontractor shall take any action contrary to or inconsistent with the terms and conditions set forth in this Agreement and that Licensor is acknowledged as an intended third party creditor beneficiary with respect to any such arrangement, and further provided that no corporate name, trade name or brand name other than Company's may be used on or in connection with Licensed Products.

         (b) Licensor agrees that Company shall have the right to sublicense any of the rights herein granted to Company provided that any such sublicensee agrees to be bound by the terms hereof and any such sublicense shall be co-terminus with the term hereof. Company agrees to use its best efforts to monitor and enforce such compliance.

         5. Ancillary Marketing Services of Golfer. (a) To facilitate Company's usage of the exclusive right and license to the Golfer Identification, as provided herein, Licensor agrees, at the request of Company and upon adequate notice provided Company is not in default hereunder and subject always to Golfer's personal and professional schedule, to provide the ancillary marketing services as set forth below. Licensor shall cause Golfer to attend the following one-half day sessions (each such session referred to hereafter as a "Service Day"):

                  (i) during the first Contract Year, up to six (6) Service Days for development and review of Licensed Products of Licensed Products ("Review Days"), and up to one additional Service Day for production of print and/or television advertising ("Production Days"); and

                  (ii) during the second and each subsequent Contract Year, up to four (4) Review Days and up to one Production Day.

         (b) All such Service Days shall be at a mutually convenient location selected by Licensor and on such dates and times as are mutually convenient. Service Days shall not exceed four (4) hours of Golfer's time (excluding lunch or break time and providing that transportation time for such day does not exceed two hours). Company is not entitled to substitute Review Days for Production Days (or vice versa). In addition, unused Service Days may not be carried forward or backward from one Contract Year to another. Failure to utilize any or all of the ancillary services as provided above shall not result in any reduction in remuneration payable to Licensor in accordance with this Agreement.

         (c) With respect to the ancillary marketing services provided by Golfer, Company agrees to provide Golfer and one (1) traveling companion with reasonable first class travel expenses, hotel, meals and local ground transportation required in connection with the foregoing services.

         (d) If Licensor confirms Golfer's availability for any Service Day, and an illness, injury or other emergency prevents Golfer from appearing on that date, Licensor shall so notify Company immediately and then the parties will attempt in good faith to reschedule for another mutually agreed upon date, subject always to prior bona fide commitments. Golfer's nonappearance for the foregoing reasons is not a breach of this Agreement; and neither Licensor nor Golfer is responsible for any expenses incurred by Company in connection with such nonappearance.

         (e) Licensor agrees that during the period of the First through Fifth Contract Years (collectively), Licensor will cause Golfer to participate in no fewer than fifty (50) LPGA sanctioned ladies professional golf tournaments, provided that if Golfer shall become ill or injured and, as a result, is prevented from playing professional golf for any period, then the foregoing term (the First through Fifth Contract Years) during which Golfer is required to participate in such minimum number of tournaments shall (for these purposes) be extended until such time that Golfer shall have participated in the required minimum number of tournaments. Company acknowledges that such extension shall be Company's sole remedy in such event.

         (f) It is understood that neither Licensor nor Golfer shall have any liability at all to Company or any third party with respect to such development or review input provided hereunder.

         (g) In addition to and separate from any other remuneration, if Company uses any performance or service of Golfer hereunder in any way that is subject to the jurisdiction of any applicable artists' union, guild or other organization (including, without limitation, SAG, ACTRA and AFTRA), Company shall pay directly to such organization all payments, dues and/or fees (for benefit plans or otherwise) required by such entity to be made with respect to Golfer' performance or services. Without limiting the foregoing, the parties agree for the purposes of this subparagraph that the value of Company's use of Golfer's appearance in any television commercial(s) shall be an amount equal to the then-existing minimum or scale payments required to be paid to principal performers appearing in a commercial shot and used in accordance with applicable provisions of the applicable ACTRA, AFTRA or SAG contracts or other collective bargaining agreement. Any such minimum or scale payments so required to be paid (and actually paid) to Golfer shall be credited against amounts otherwise payable to Golfer hereunder. This provision shall survive any expiration or termination of this Agreement.

         6. Use of Licensed Products. (a) Company acknowledges that Licensor has developed a valuable right in the Golfer Identification which is an integral part of this Agreement and subject to an exclusive license to Company as provided herein. In an effort to maintain and enhance the goodwill associated with the Golf Identification and to assist Company in the usage of the Golfer Identification, and provided that Company is not in default of any of its obligations hereunder, and provided further that Company shall supply Golfer at no cost or expense with sufficient quantities of Licensed Products (including, as to golf clubs, irons, driver and woods) which are fully acceptable to Golfer for her use in tournament play, then Licensor agrees that Golfer will use Licensed Products exclusively whenever she participates publicly in any golf tournament, exhibition, clinic, or other similar golf-related event in which she participates publicly anywhere in the world. Company shall have the right to have those Licensed Products used by Golfer hereunder identified with the Golfer Identification in the same manner such Licensed Products are identified when distributed and sold to consumers. It is understood, however, that any such identification must be of a size, shape and location not in conflict with LPGA rules or the rules governing any professional golf tournament in which Golfer participates. Company further acknowledges that Licensor shall have the right to display one advertising patch on the golf caddy bag (which shall be a Product of Company) used by Golfer and two advertising patches (one on each sleeve) of the shirt and/or any outerwear worn by Golfer during her participation in golf tournaments, exhibitions and other golf related events in which she participates any where in the world during the Contract Period. It is understood, however, that any such advertising patch shall not incorporate any name, logo or identification of any third party involved in the manufacture, advertising, distribution or sale of articles of the same generic type as Licensed Products.

         (b) Notwithstanding the foregoing, it is understood and agreed that if Golfer shall find in her sincere good faith judgment that any Licensed Products as previously supplied by Company are not satisfactory for her use, then Licensor shall immediately so notify Company, and Company shall use its best efforts to supply Golfer with Licensed Products which are fully satisfactory to Golfer. In no event shall Golfer be required to use Licensed Products which are unsatisfactory, including during any period in which Company is attempting to replace such Licensed Products with satisfactory ones.

         7. Remuneration. (a) Fixed Royalty. In consideration of the rights herein granted and the ancillary marketing services to be provided hereunder, Company shall pay to Licensor, with respect to each Contract Year during the Contract Period, annual non-refundable amounts set forth as follows ("Fixed Royalty"):

          CONTRACT YEAR                             FIXED ROYALTY
          -------------                             -------------

                   First                              US$100,000
                   Second                             US$125,000
                   Third                              US$150,000
                   Fourth                             US$150,000
                   Fifth                              US$125,000
          Each Contract                               US$ 75,000
          Year thereafter

Each such Fixed Royalty amount shall be payable in two (2) equal semi-annual installments due on or before the first day of January and the first day July during the relevant Contract Year.

         (b) Fixed Royalty on Licensed Products. In consideration of the rights herein granted and the ancillary marketing services to be provided hereunder, Company shall pay to Licensor, with respect to each Contract Year, fixed royalties on Licensed Products ("Fixed Royalties on Licensed Products") in the amounts set forth as follows:

                                                     FIXED ROYALTY ON
             CONTRACT YEAR                           LICENSED PRODUCTS
             -------------                           -----------------

                      First                              US$106,500
                      Second                             US$154,000
                      Third                              US$224,500
                      Fourth                             US$293,000
             Each Contract                               US$351,000
             Year Thereafter

Each such Guaranteed Fixed Royalty on Licensed Products shall be payable in two
(2) equal semi-annual installments due on or before the first day of January and the first day July during the relevant Contract Year.

         (c) Overflow Royalty. In consideration of the rights herein granted and the ancillary marketing services to be provided hereunder, Company agrees to pay to Licensor additional royalties (the "Overflow Royalty") at the rate of three and one-quarter percent (3.25%) of the total "Net Sales Price" of all Licensed Products sold hereunder by Company during the relevant Contract Year; provided, however, that the full amount of the Fixed Royalty on Licensed Products payable to Licensor by Company as described above which is applicable to the Contract Year concerned shall first be credited against the payment of any Overflow Royalties with respect to Licensed Products sold during such Contract Year. No part of any Fixed Royalty on Licensed Products shall be carried forward (or back) as a credit from one Contract Year to another. Overflow Royalties shall be payable within forty-five (45) days following the conclusion of each calendar year half period during each Contract Year with respect to sales made during such quarterly period. Company's "Net Sales Price" for Licensed Products shall mean Company's invoiced billing price to its customers or distributors, less only shipping charges, freight, duties, insurance, sales taxes, value-added taxes, customary discounts and credits allowed for returned or defective merchandise (but no reserve for returns). All Overflow Royalties due Licensor shall accrue upon the sale of the Licensed Products regardless of the time of collection by Company. Licensed Products shall be considered "sold" as of the date on which said Licensed Products are invoiced, shipped or paid for, whichever first occurs. If sales are made to any party affiliated with or related to Company, Overflow Royalties shall be computed based upon the regular price for such Licensed Products charged to unrelated third parties. There shall be no deduction from "Net Sales Price" for uncollectible accounts. For purposes of calculating Overflow Royalties, Products that are the same as Licensed Products, except for the labeling or packaging, shall be considered Licensed Products.

         (d) Bonuses. In recognition of the increased value of the Golfer Identification resulting from any of the following achievements, Company shall pay to Licensor the following bonuses ("Bonuses") during each Contract Year:

                  (i) U.S. Open, Nabisco Dinah Shore, LPGA Championships, and Skins Game.

                                    Achievement                        Bonus
                                    -----------                        -----

                                    Winner                             US$30,000
                                    Runner Up (or tie)                 US$10,000
                                    Third-Fifth (or tie)               US$ 2,500

                  (ii)     Any LPGA Tournament (other than the above)

                                    Achievement                        Bonus
                                    -----------                        -----

                                    Winner                             US$10,000
                                    Runner Up (or tie)                 US$ 5,000
                                    Third-Fifth (or tie)               US$ 2,000

                  (iii) Named U.S. LPGA Player of the Year: Bonus in the amount of US$25,000.

                  (iv)     Awarded Vare Trophy: Bonus in the amount of
                           US$25,000.

If any one or more of the above-named tournaments or awards are canceled, Licensor and Company shall agree in good faith upon an appropriate replacement. All Bonuses payable under this section shall be in addition to amounts otherwise payable hereunder to Licensor. All Bonuses due for each tournament shall be paid within thirty(30) days after the conclusion of the tournament or the date of the achievement concerned (on thirty (30) days after Company has received verification of the achievement and an invoice with respect to such amount, if later) and shall be payable in accordance with the procedures set forth below.

         (e) In consideration of the rights herein granted and the ancillary marketing services to be provided hereunder, simultaneously with the execution hereof, Company is granting to Licensor an option (the "Option") to purchase up to 200,000 shares of common stock par value $.50 per share of Company (the "Shares") at an exercise price equal to the Market Price (as defined in the option agreement being entered into simultaneously herewith (the "Option Agreement") on the date hereof, as such price and such number of Shares may be adjusted pursuant to the Option Agreement. The Option shall be exercisable, from time to time, in whole or in part, as set forth and in accordance with the terms of the Option Agreement.

         8. Books and Records. (a) Company shall supply Licensor with a sales report with respect to all sales of Licensed Products sold by Company during each calendar year quarter during each Contract Year, said sales reports to be delivered to Licensor within forty-five (45) days following the conclusion of each such quarterly period. Such sales report shall indicate, separately for each category of Licensed Products, the number of each item of Licensed Products sold during each month and the Net Sales Price of each such item.

         (b) Company shall keep and maintain accurate books and records with respect to all sales of Licensed Products and the computation of remuneration earned or accrued with respect thereto, which books and records shall be available upon reasonable advance notice for inspection and copying by Licensor or its authorized agents or representatives during ordinary business hours prior to the conclusion of a two-year period following the conclusion of the relevant quarterly period. In the event that an error is discovered in the calculation of the amount of amounts payable to Licensor, the party that received the benefit of the error shall promptly thereafter pay to the other the amount of overpayment or underpayment, as the case may be. An underpayment by Company based on an error in such calculation shall not be deemed to be a breach of this Agreement so long as the calculation was made in good faith. If any underpayment by Company for a period examined by Licensor is 3% or more, Company shall pay Licensor's reasonable out-of-pocket costs with respect to such examination and the next subsequent reexamination. Receipt or acceptance by Licensor of any statement, or any of the sums paid hereunder, shall not preclude Licensor from challenging the correctness of a royalty statement, or any part or portion thereof, at any time.

         9. Payments. All payments to Licensor pursuant to this Agreement shall be made by wire transfer as follows:

                           Huntington National Bank
                           917 Euclid Avenue
                           Cleveland, Ohio 44115

                           Name:  Nancy Lopez Enterprises, Inc.
                           ABA Route No. 044-000024
                           Account No. 03668644096

                           (Please note the name of the payee and the purpose of the payment.)

Past due payments hereunder shall bear interest at the rate of (i) one and one-half percent (1.5%) per month, or (ii) the maximum interest rate permissible under law, whichever is less. All payments hereunder shall be subject to deduction of the relevant governmental withholding tax, but shall otherwise be paid without deduction of any cable charges, bank charges, remittance charges, or any other fees or expenses.

         10. Approval of Licensed Products. (a) Company agrees that Licensor shall have the right to approve or disapprove in advance of sale the quality, style, colors, appearance, material and workmanship of all Licensed Products and the packaging therefor, and to approve or disapprove any and all endorsements, trademarks, trade names, designs and logos (whether using Golfer Identification or not) used in connection with Licensed Products Company shall not distribute or sell any such Product which has not been approved by Licensor or which is, at any time, disapproved by Licensor in accordance with the provisions hereinbelow. In all instances, Licensor's approval shall not be unreasonably withheld.

         (b) Before selling or distributing any Licensed Products hereunder, Company shall submit to Licensor, at the address set forth herein, for its examination and approval or disapproval, a production sample thereof together with its containers, labels and the like. Licensor agrees that it will promptly examine and either approve or disapprove such samples, and that Licensor will promptly notify Company of its approval or disapproval. Licensor agrees that it will not unreasonably disapprove any item and, if any is disapproved, that Company will be advised of the specific reasons in each case. Licensor agrees that any item submitted for approval hereunder at the address set forth herein may be deemed by Company to have been approved hereunder if the same is not disapproved in writing within ten (10) days after receipt thereof.

         11. Approval of Use of Golfer Identification. (a) Company agrees that Licensor shall have the right to approve or disapprove in advance the contents, appearance and presentation of any and all materials which incorporate the Golfer Identification. Company agrees that it will not produce, publish or in any manner distribute any such materials which have not been approved in advance by Licensor or which are, at any time, disapproved by Licensor in accordance with the provisions hereinbelow. In all instances, Licensor's approval shall not be unreasonably withheld.

         (b) Before producing, publishing or distributing any materials hereunder, Company shall submit to Licensor, at the address set forth herein, for its examination and approval or disapproval, a sample thereof together with text, coloring and a copy of any photograph proposed to be used. Licensor agrees that it will promptly examine and either approve or disapprove such sample material, and that Licensor will promptly notify Company of its approval or disapproval. Licensor agrees that it will not unreasonably disapprove any sample material and, if any is disapproved, that Company will be advised of the specific reasons in each case. Licensor agrees that any item submitted for approval hereunder at the address set forth herein may be deemed by Company to have been approved hereunder if the same is not disapproved in writing within ten (10) days after receipt thereof.

         12. Notices and Submissions. (a) All notices or submissions to be made or delivered by Company to Licensor pursuant to this agreement shall be delivered to the address of Licensor as follows:

                           Nancy Lopez Enterprises, Inc.
                           c/o International Management, Inc.
                           One Erieview Plaza, Suite 1300
                           Cleveland, Ohio 44114-1782
                           Attention:  Peter Johnson

All such materials shall be delivered to Licensor free of all charges such as, for example, shipping charges or customs charges. In the event that any such charges are paid by Licensor, Company agrees to make prompt reimbursement.

         (b) All notices or submissions to be made or delivered by Licensor to Company pursuant to this Agreement shall be delivered to the address of Company as follows:

                           The Arnold Palmer Golf Company
                           6201 Mountain View Road
                           Ooltewah, Tennessee 37363
                           Attention:  President

         13. Products for the Use of Golfer. During the Contract Period, Company shall supply Licensor, at no charge, with such amounts of Licensed Products (up to $2,000 wholesale sales value per Contract Year) as Licensor may reasonably request for Golfer's and Golfer's family's personal use as and when Licensor so requests.

         14. Trademarks. (a) Licensor represents and warrants that there is set forth in subparagraph (g) immediately below a full and complete list of all trademark registrations and applications owned or controlled by Licensor and/or Golfer, anywhere in the world in those trademark classes which relate to the Licensed Products. Licensor agrees that it will use its diligent efforts, at its own expense, to maintain in effect those registrations set forth in subparagraph
(g) immediately below. As used herein, the full name NANCY LOPEZ and the facsimile signature of Nancy Lopez are hereinafter referred to as the "Existing Marks."

         (b) If, at any time during the Contract Period, Company should intend or desire to create and use in connection with Licensed Products any new or additional names, words, logos, designs or devices which include any part of the Existing Marks and/or any other part of the Golfer Identification (such a newly-created mark being hereinafter referred to as a "Golfer Logo"), then and in such event Company may at its election and at its cost and expense create one or more sample proposed Golfer Logos and submit the same to Licensor. Licensor shall have the right to approve or disapprove any such proposed Golfer Logo in its sole discretion, and Company agrees it will not make any use of any proposed Golfer Logo until the same shall have been approved in writing by Licensor. Approval of any Golfer Logo by Licensor shall not be unreasonably withheld.

         (c) Following approval by Licensor of the Golfer Logo, as described immediately above, Licensor agrees that Company shall have the right to undertake procedures to apply for and seek registration of such Golfer Logo (and/or, at the election of Company, any Existing Mark) in the name of Golfer (or such other name as Licensor may from time-to-time notify Company) in any one or more countries or territories of the world (as Company may select) in any trademark class or classes which relate to Licensed Products. Company agrees to use its diligent efforts to obtain final registration of such applications, but the parties hereto acknowledge that the Golfer Logo may or may not be capable of registration in one or more countries of the world in one or more trademark categories.

         (d) All costs and expenses of Licensor in filing those trademark applications, and in applying for and seeking the registrations, referred to in the subparagraph immediately above, including, without limitation, trademark search fees, trademark filing fees, the fees and expenses of local trademark attorneys (which will be retained in consultation with Licensor's trademark counsel) and all other fees, costs and expenses related thereto, shall be paid by Company, and Company shall record such expenses in an account referred to as the "Trademark Account." Company agrees to maintain receipts and other evidence of payment of all expenses recorded in the Trademark Account. All costs and expenses set forth in the Trademark Account shall be solely for the account of Company, provided, however, that Licensor shall reimburse Company, on an annual basis, for amounts recorded in the Trademark Account up to a total of US$12,000 during any Contract Year, such reimbursements to be made within thirty (30) days following the conclusion of each Contract Year (limited to the First-Fifth Contract Years). Excess amounts in the Trademark Account which are not reimbursed during a particular Contract Year may be carried forward by Company for reimbursement in a later Contract Year (limited to the First-Fifth Contract Years) provided that the total reimbursement shall not exceed US$60,000.

         (e) Upon the registration of the Golfer Logo in any trademark class in any country or territory of the world, or upon the registration of an Existing Mark in any trademark class in any country or territory of the world (each such registration being hereinafter referred to as a "Licensed Trademark"), Licensor agrees to grant and does hereby grant to Company the exclusive right to use such Licensed Trademark within the relevant trademark class within the relevant jurisdiction on or in connection with Licensed Products, which right shall be coextensive and coterminous with the rights hereinbefore granted to Company for the use of the Golfer Identification.

         (f) Any other provisions herein to the contrary notwithstanding, if Company shall intend or desire to manufacture, advertise, distribute or sell Licensed Products with the use of any one or more of the Golfer Logos in any one or more countries or territories of the world in any trademark class or classes whether or not the relevant Mark has theretofore been registered, such use shall be at the sole risk and liability of Company.

         (g) Licensor represents that Golfer is the owner of Japanese trademark registration No. 1,571,425, registered March 2S, 1993, in Japanese Class 17 (apparel) for the mark NANCY LOPEZ.

         (h) Company agrees that it will not, during the Contract Period, sanction any other party to use any mark identical with or confusingly similar to any part of the Golfer Identification, except to the extent permitted by the license herein granted or sublicenses permitted hereunder.

         (i) Company agrees that nothing herein contained shall give to Company any right, title or interest in the Existing Marks, any Golfer Logo, or any other part of the Golfer Identification (except the licensed rights in accordance with this Agreement), and that each and every part of the Golfer Identification and any mark registered pursuant to this paragraph is the sole property of Licensor and that any and all use by Company of any part of the Golfer Identification, and the goodwill arising therefrom, shall inure to the benefit of Licensor.

         (j) Company agrees never to raise or to cause to be raised any question concerning, or objection to the validity of, the Golfer Identification or the right of Licensor thereto, on any grounds whatsoever.

         (k) Company agrees that it will not, during the Contract Period or thereafter, file any application for any mark (other than in the name of Licensor or Golfer as provided herein), or obtain or attempt to obtain ownership of any mark or trade name, in any country of the world, which refers to or is suggestive of the name Nancy Lopez, any other part of the Golfer Identification, or any mark, design or logo intended to identify Golfer.

         (l) In the event that Licensor makes application for trademark registration of any part of the Golfer Identification, Company agrees to provide Licensor all reasonable assistance towards obtaining such registration, including the execution of documents deemed necessary or desirable by Licensor.

         (m) In no event shall an Existing Mark, a Golfer Logo, or any other part of the Golfer Identification, be commingled with any trademarks of Company, or elements thereof, in such a manner as to create a separate logo or trademark.

         15. Trademark Indemnity. (a) In the event a third party should make or file against Company any claim or action in which it is alleged that use by Company of the Trademarks in compliance with this Agreement (and not together with any other intellectual property) infringes the trademark rights of such claimant, then Company shall promptly notify Licensor of such claim, and thereafter Licensor shall undertake diligent efforts to have such claim withdrawn, compromised, or defended. In this connection, Company shall cooperate with Licensor's efforts (for example, by providing Licensor at Licensor's request with evidence of Company's use of the Golfer Identification in advertising, labels, packaging and otherwise).

         (b) Licensor shall, at its sole expense and in accordance with its own reasonable business judgment, take whatever steps it deems necessary or appropriate to finally dispose of such claim (including, at Licensor's election, defending any legal action to final judgment). If such claim is disposed of by the payment of money to the claimant, Licensor shall be solely responsible for such payment. If such claim is disposed of by an agreed suspension in the sales of Licensed Products or limitation on the items of merchandise on which the Golfer Identification may be used (or if any court shall direct such suspension or limitation), then Company shall, upon notice from Licensor to that effect, so suspend or limit its sales of Licensed Products and Company and Licensor shall promptly meet to discuss an appropriate adjustment in the rate of royalty to be paid by Company to Licensor. Licensor shall not agree to any such suspension without first consulting with Company and attempting to secure an adequate sell-off period for inventory on hand and in process.

         (c) Neither Licensor nor Golfer is responsible for initiating action against, enjoining or otherwise attempting to dissuade any person or entity not licensed by Licensor or Golfer, including without limitation, any former licensee of Licensor or Golfer, the media or any advertiser, promoter or other entity, which in contravention of this Agreement or otherwise makes unauthorized use of anything, including without limitation, any unauthorized use of the Golfer Identification, in promoting or advertising any product (or products) or services whatsoever, including without limitation, any products which are the same as or similar to or directly competitive with the Company Products. Neither Licensor nor Golfer shall incur any liability to Company or any third party arising out of any such activity by any such person or entity. If there should occur any infringement of the Trademarks by third parties, Licensor shall have the right in the first instance to take action at its sole expense in response to any such infringing activities. In the event that Licensor fails to file suit to seek injunctive relief and/or damages for such infringing activities within thirty
(30) days of learning of such activities, Company shall have the right to file such a suit at its sole expense. Each party agrees to consult with the other with regard to any suits filed pursuant to this Section, and to execute such consents or other documents as may be reasonably necessary for the other party to file or pursue a suit (for example, a consent for Company to file suit in Licensor's or Golfer's name) pursuant to this Section. Any monetary proceeds of any enforcement action taken pursuant to this Section shall be retained by, and be the sole property of, the party taking the enforcement action or, if both parties participate in such action, the proceeds shall be divided pro rata based on the amounts expended by each party in pursuing the action.

         16. Labels. Company agrees that each Licensed Product advertised, promoted, distributed and sold by Company shall have affixed thereto a permanent label or imprint stamped on the container or packaging for Licensed Products which includes some element of the Golfer Identification. It is understood that each unit of Licensed Products shall have affixed thereto, either on the product, itself, or on the packaging therefor, a trademark which identifies Company.

         17. Company Indemnity; Insurance. (a) Company agrees to protect, indemnify and save harmless Licensor and Golfer, or either of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, including reasonable attorneys' fees, arising out of, or in any way connected with, any claim or action for personal injury, death or property damage resulting from actual or alleged defects in Licensed Products, or any breach by Company of any statutory or regulatory obligation, any actual or threatened breach by Company of any provision hereof; any actual or alleged infringement by Company of the patent rights, copyrights, trademarks, design rights, personal or proprietary rights of any third party (not including any claim falling within the scope of Licensor's indemnity set forth above); any use of the Golfer Identification; or any services of Golfer hereunder.

         (b) Company shall provide and maintain, at its own expense, commercial general liability insurance, including product liability and advertising injury coverage, with limits of not less than Five Million Dollars ($5,000,000.00), and shall cause such policy to be endorsed to state that Licensor and Golfer are additional named insureds thereunder. A certificate of insurance evidencing such coverage shall be furnished to Licensor within thirty (30) days of the full execution of this Agreement. Such insurance policy shall provide that the insurer shall not terminate or materially modify such policy or remove Licensor or Golfer as additional named insured without prior written notice to Licensor at least twenty (20) days in advance thereof.

         18. Termination for Default. If either party at any time during the Contract Period shall (a) fail to make any payment of any sum of money herein specified to be made, or (b) fail to observe or perform any of the covenants, agreements, or obligations hereunder (other than the payment of money), the non-defaulting party may terminate this Agreement as follows: as to (a) if such payment is not made within ten (10) days after the defaulting party shall have received written notice of such failure to make payment, or as to (b) if such default is not cured within thirty (30) days after the defaulting party shall have received written notice specifying such default. Failure to terminate this

Agreement pursuant to this section shall not effect or constitute a waiver of any remedies the non-defaulting party would have been entitled to demand in the absence of this section, whether by way of damages, termination or otherwise. Termination of this Agreement for whatever reason shall be without prejudice to the rights and liabilities of either party to the other in respect of any matter arising under this agreement.

         19. Prohibition on Premium Sales. Company agrees that Licensed Products will not be sold or otherwise supplied to any third party if such Licensed Products are intended to be given away free of charge or sold at a substantial discount by such third party as a part of any plan intended to promote the products, services or business of any third party.

         20. Force Majeure. If at any time during the term of this Agreement, Licensor is prevented from or hampered or interrupted or interfered with in any manner whatever in fully performing its duties hereunder, by reason of any present or future statute, law, ordinance, regulation, order, judgment or decree, whether legislative, executive or judicial (whether or not later repealed or determined to be invalid), act of God, earthquake, flood, fire, epidemic, accident, explosion, casualty, lockout, boycott, strike, labor controversy (including but not limited to threat of lockout, boycott or strike), riot, civil disturbance, war or armed conflict (whether or not there has been an official declaration of war or official statement as to the existence of a state of war), invasion, occupation, intervention of military forces, act of public enemy, embargo, delay of a common carrier, inability without fault on Licensor's part to obtain sufficient material, labor, transportation, power or other essential commodity required in the conduct of its business; or by reason of any other cause or causes of any similar nature (all of the foregoing being herein referred to as an "event of force majeure"), then Licensor's obligations hereunder shall be suspended as often as any such event occurs and during such periods of time as such events exist and such nonperformance shall not be deemed to be a breach of this agreement.

         21. Use of Golfer Identification After Termination. It is understood and agreed by Company that from and after the termination or expiration of the Contract Period, all of the rights of Company to the use of the Golfer Identification shall, except as hereinafter expressly provided in the paragraph next following, cease absolutely, and Company shall not thereafter manufacture or sell any item whatsoever with the use of the Golfer Identification or use the Golfer Identification in any way whatsoever.

         22. Inventory of Licensed Products on Termination. Any Licensed Products that may have been manufactured by or for Company prior to the early termination or expiration (if good faith negotiations regarding extension or renewal of the Agreement were being conducted during the six months immediately preceding such expiration date) of the Contract Period, or which were in the process of manufacture by Company, or were required to fill purchase orders from customers accepted by Company on or prior to date of termination or expiration (if good faith negotiations regarding extension or renewal of the Agreement were being conducted during the six months immediately preceding such expiration date), may be sold by Company during the two hundred seventy (270) day period next following the date of termination, provided that:

         (a) Company is not in default of any term or condition of this Agreement;

         (b) the quantity of such Licensed Products in inventory at the time of such termination is not in excess of a reasonable quantity taking into account Company's sales requirements for Licensed Products;

         (c) Company shall furnish to Licensor within thirty (30) days after the effective date of the termination of the Contract Period a written statement of the number and description of such Licensed Products in inventory as of the effective date of termination.

         (d) Company shall continue to pay to Licensor with respect to such sales an earned royalty at the rate specified in Paragraph 7(c) hereof without credit or set-off of any other amounts;

         (e) earned royalty amounts payable pursuant to this Paragraph shall be paid within thirty (30) days following the end of said sell-off period.

         23. Limit of Liability. Notwithstanding anything to the contrary contained herein, in the event Company incurs any expenses, damages or other liabilities (including, without limitation, reasonable attorneys' fees) in connection herewith, Licensor's liability to Company hereunder (including, but not limited to, pursuant to the indemnification provisions hereof) shall not exceed cash fees, excluding reimbursement of expenses, actually paid to Licensor by Company hereunder. In no event shall Licensor be liable for any consequential, punitive, indirect, incidental, reliance, or special damages, whether or not Licensor has been advised about the possibility thereof. It is understood Golfer is not a party hereto and has no liability hereunder but is an intended specific third party creditor beneficiary hereof.

         24. Waiver. The failure of either party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof and each may at any time demand strict and complete performance by the other of said terms, covenants and conditions.

         25. Bankruptcy. If Company shall become bankrupt or insolvent, or if Company's business shall be placed in the hands of a receiver, assignee or trustee, whether by voluntary act of Company or otherwise, the Contract Period shall, at the election of Licensor, immediately terminate.

         26. Assignment. This Agreement shall bind and inure to the benefit of Licensor, and the successors and assigns of Licensor. The rights granted Company hereunder shall be personal to it and shall not, without the prior written consent of Licensor, be transferred or assigned to any other party, which consent shall not be unreasonably withheld. Likewise, Licensor may not assign it rights or obligations hereunder to any third party other than Golfer or another entity controlled by Golfer without the Company's prior written consent. In the event of the merger or consolidation of Company with any other entity, and in the event that Company is not the surviving entity, Licensor shall have the right to terminate the Contract Period by so notifying Company in writing on or before sixty (60) days after Licensor has received notice of such merger or consolidation.

         27. Significance of Headings. Section headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this agreement. Accordingly, in case of any question with respect to the construction of this agreement, it is to be construed as though such section headings had been omitted.

         28. Entire Agreement. This writing constitutes the entire agreement between the parties hereto and may not be changed or modified except by a writing signed by the party or parties to be charged thereby.

         29. Governing Law. This agreement shall be governed and construed according to the laws of the State of Tennessee without regard to conflict of laws. The parties agree to submit to arbitration any dispute related to this Agreement and agree that the arbitration process shall be the exclusive means for resolving disputes which the parties cannot resolve. Any arbitration hereunder shall be conducted under the Dispute Resolution Rules of the American Arbitration Association ("AAA") as modified herein. Arbitration proceedings shall take place in Cleveland, Ohio, before a single arbitrator who shall be a lawyer. All arbitration proceedings shall be confidential. Neither party shall disclose any information about the evidence produced by the other party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority. Before making any disclosure permitted by the preceding sentence, a party shall give the other party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. In connection with any arbitration provisions hereunder, each party shall have the right to take the deposition of one individual and any expert witness retained by the other party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. Only evidence that is directly relevant to the issues may be obtained in discovery. Each party bears the burden of persuasion of any claim or counterclaim raised by that party. The arbitration provisions of this Agreement shall not prevent any party from obtaining injunctive relief from a court of competent jurisdiction to enforce the obligations for which such party may obtain provisional relief pending a decision on the merits by the arbitrator. Each of the parties hereby consents to the jurisdiction of Ohio courts for such purpose. The arbitrator shall have authority to award any remedy or relief that a court of the State of Ohio could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees or punitive damages. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award shall be final and judgment may be entered upon such award by any court.

         30. Reservation of Rights. All rights not herein specifically granted to Company shall remain the property of Licensor to be used in any manner Licensor deems appropriate. Company understands that Licensor has reserved the right to authorize others to use Golfer Identification during the Contract Period in connection with all tangible and intangible items and services other than Products themselves.

         31. Joint Venture. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Licensor and Company. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third person.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representative to execute this agreement to be executed as of the date first above written.

THE ARNOLD PALMER GOLF COMPANY              NANCY LOPEZ ENTERPRISES, INC.



By: /s/ George H. Nichols                   By: /s/ Nancy Lopez
    ----------------------------------          --------------------------------
    Name:  George H. Nichols                    Name:  Nancy Lopez
    Title:  Chairman & CEO                      Title:  President